VOTING  AGREEMENT
This Voting Agreement (this "Agreement") is dated as of June 24th, 2015 (the "Effective Date").
AMONG:
BE AT TV, INC., a company incorporated under the laws of the State of Nevada having an address at 20805 North 19th Avenue, Phoenix, Arizona, USA 85027, Email: brian@riggscompanies.com
 (the "Corporation")
AND:
THE SHAREHOLDER SET OUT ON SCHEDULE A ATTACHED HERETO
(the "Shareholder")
AND:
BELLOC PTY LTD, having an address of PO Box H225, Australia Square, NSW 1215, Email: adb@bby.com.au
(the "Investor Representative")
WHEREAS:
A.            The Shareholder is the beneficial owner of, or exercises control or direction over, the number of shares of common stock of the Company as are set out on the signature page hereto (collectively, the "Shares");
B.            The Shareholder acquired the Shares pursuant to a share exchange agreement among the Corporation, Epic Stores Corp. ("Epic") and each of the former shareholders of Epic, including the Shareholder (the "Share Exchange Agreement");
C.            Pursuant to the terms of the Share Exchange Agreement, the Shareholder agreed to execute a voting agreement pursuant to which the Shareholder would agree that, for a period of two years following the closing of the Share Exchange Agreement (the "Closing"), the Shareholder will vote, or cause to be voted, the Shares, and any other shares of common stock of the Corporation the Shareholder may acquire beneficial ownership of subsequent to the Closing, in favor of the Investor Nominee (as defined in the Share Exchange Agreement): (a) at any meeting of the shareholders of the Corporation, and (b) by written consent resolution in the event that the shareholders of the Corporation are asked to consider any matters regarding the composition of the board of directors of the Corporation by written consent resolution; and
D.            As a result of the foregoing, the Shareholder is executing this Voting Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation, the Shareholder and the Investor Representative (each, a "Party" and, together, the "Parties") do hereby covenant and agree as follows:
1.	VOTING AGREEMENT
1.1	The Shareholder hereby covenants and agrees, in favour of the Investor Representative, that, for a period of two years following the Closing, the Shareholder will vote, or cause to be voted, the Shares, and any other shares of the common stock of the Corporation the Shareholder may acquire beneficial ownership of subsequent to the Closing, to elect the Investor Nominee as a member of the Corporation's board of directors:
(a)	at any meeting of the shareholders of the Corporation; and
(b)	by written consent resolution in the event that the shareholders of the Corporation are asked to consider any matters regarding the composition of the board of directors of the Corporation by written consent resolution
(in either case, a "Director Vote").
1.2	Without limiting the generality of Section 1.1, no later than 10 business days prior to the date of any Director Vote, the Shareholder shall deliver, or cause to be delivered, to the Corporation, with a copy to be delivered concurrently to the Investor Representative, a duly executed proxy directing the holder of such proxy to vote the Shares in favour of the Investor Nominee. Such proxy shall not be revoked without the prior written consent of the Investor Representative.
1.3	Nothing contained in this Agreement shall be deemed to vest in either the Corporation or the Investor Representative any direct or indirect ownership or incidence of ownership of, or with respect to, any of the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Shareholder, and neither the Corporation nor the Investor Representative shall have any authority to exercise any power or authority to direct the Shareholder in the voting of any of the Shares, except as otherwise specifically provided herein, or in the performance of the Shareholder's duties or responsibilities as a shareholder of the Corporation.
2.	ACQUISITION OF ADDITIONAL SHARES
2.1	The Shareholder agrees that, for the purposes of this Agreement, the Shares shall include: (a) any shares of common stock of the Corporation acquired by the Shareholder upon the exercise by the Shareholder of any convertible securities of the Corporation, and (b) any other shares of common stock of the Corporation acquired by the Shareholder after the Effective Date.

3.	REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER
3.1	The Shareholder represents and warrants to the Investor Representative, and acknowledges that the Investor Representative is relying upon such representations, warranties and covenants in entering into this Agreement, that:
(a)	the Shareholder is the registered and beneficial owner of the Shares, with good and marketable title thereto, free and clear of all liens, charges, encumbrances, security interests and other rights of others whatsoever;
(b)	the Shareholder has good and sufficient power, authority and right to enter into this Agreement and to complete the transactions contemplated hereby;
(c)	this Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms subject to the limitation that the enforceability of any waiver of statutory rights may be limited by applicable laws;
(d)	the Shareholder has the sole right to vote, or the right to direct and cause the voting of (pursuant to all applicable laws), all of the Shares;
(e)	the Shareholder has not granted, or agreed to grant, any proxies or powers of attorney over any of the Shares, or entered into any voting trust, vote pooling or other agreement with respect to the right to vote the Shares, call meetings of shareholders of the Company, or give consents or approvals of any kind as to the Shares, expect those which are no longer of any force or effect; and
(f)	neither the execution and delivery by the Shareholder of this Agreement, nor the consummation by the Shareholder of the transactions contemplated hereby, will constitute a violation of or default under, or conflict with: (i) the constating documents of the Shareholder, if applicable; (ii) any contract, commitment, agreement, arrangement, understanding or restriction of any kind to which the Shareholder is a party or by which the Shareholder or any of its property or assets are bound; (iii) any judgment, decree, order or award of any court, governmental body or arbitrator, or (iv) any applicable law, statute, ordinance, regulation or rule.
3.2	The representations and warranties made by the Shareholder herein will survive until the date that is two years following the Closing.
3.3	No investigations made by or on behalf of the Investor Representative or any of its authorized agents at any time will have the effect of waiving, diminishing the scope of, or otherwise affecting, any representation, warranty or covenant made by the Shareholder herein or pursuant hereto.

4.	NOTICE
4.1	Any notice, direction or other communication (each a "Notice") to a Party under this Agreement must be in writing and sent by personal delivery, courier or email to the address or email address: (a) set out on the first page of this Agreement, with respect to the Corporation and the Investor Representative, or (b) set out in Schedule A with respect to the Shareholder.
4.2	A Notice will be deemed to be delivered and received: (a) if sent by personal delivery, on the date of delivery if it is a business day and the delivery was made prior to 5:00 p.m. local time at place of receipt, and otherwise on the next business day; (ii) if sent by same-day service courier, on the date of delivery if sent on a business day and delivery was made prior to 5:00 p.m. local time at place of receipt, and otherwise on the next business day; (iii) if sent by overnight courier, on the next business day; or (iv) if sent by email, on the date of sending if sent on a business day by 5:00 p.m. local time at place of receipt, and otherwise on the next business day.
4.3	A Party may change its address for service from time to time by providing a notice to the other Parties in accordance with the foregoing. Any subsequent notice must be sent to such Party at its changed address. Any element of a Party's address that is not specifically changed by notice to the other Parties will be assumed not to be changed.
5.	GENERAL
5.1	The Parties agree to execute and deliver such further and other instruments, and cause to be done and performed such further and other acts and things, as may be necessary or desirable in order to give full effect to this Agreement.
5.2	Time shall be of the essence of this Agreement.
5.3	This Agreement, the legal relations between the Parties and the adjudication and the enforcement thereof, will be governed by and interpreted and construed in accordance with the substantive laws of the State of Nevada without regard to applicable choice of law provisions thereof. The Parties agree that any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby will be brought in a suitable court located in the State of Nevada and each Party irrevocably submits to the exclusive jurisdiction of those courts.
5.4	This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by each of the Parties.
5.5	Except as otherwise expressly provided in this Agreement, each Party will pay for its own costs and expenses incurred in connection with this Agreement and the transactions contemplated by it. The fees and expenses referred to in this Section 5.5 are those which are incurred in connection with the negotiation, preparation, execution and performance of this Agreement, and the transactions contemplated by this Agreement, including the fees and expenses of legal counsel, investment advisers and accountants.

5.6	No waiver of any of provision of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party's failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.
5.7	If any term or other provision of this Agreement is found to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon a determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.
5.8	Each of the Parties hereby confirms that it has had an opportunity to obtain independent legal advice regarding its respective rights and obligations hereunder. Each of the Parties confirms that they have sought, or have willingly waived the right to seek, legal advice regarding their respective rights and obligations hereunder.
5.9	This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, among the Parties with respect to the subject matter hereof, other than the Share Exchange Agreement. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter hereof, except as specifically set forth in this Agreement. The Parties have not relied, and are not relying, on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement, except as set out herein.
5.10	This Agreement is binding on and enures to the benefit of the Parties and their respective heirs, administrators, executors, legal personal representatives, successors and permitted assigns.
5.11	This Agreement may be executed in any number of counterparts and may be delivered by email or other form of electronic transmission capable of producing a printed copy, and all such counterparts taken together will be deemed to constitute an original copy of one and the same instrument.
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IN WITNESS WHEREOF this Voting Agreement has been executed by the Parties as of the date first written above.
BE AT TV, INC.	BELLOC PTY LTD
By: /s/ Paul Medley	By: /s/ Adam Blumenthal
Print Name: Paul Medley	Print Name: Adam Blumenthal

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SCHEDULE A

SHAREHOLDER INFORMATION

_______________________________________________________________________
(Signature of Shareholder or Authorized Signatory of Shareholder if not an individual)
_______________________________________________________________________
(Name of Shareholder – if an Individual)
_______________________________________________________________________
(Name of Authorized Signatory – if not an Individual)

____________________________________________________________________________________________________________________________
(Title of Authorized Signatory – if not an Individual)

 ____________________________________________________________________________________________________________________________
(Number of Shares Held)

 ____________________________________________________________________________________________________________________________
(Address of Shareholder, including city, state of residence and zip code)

 ____________________________________________________________________________________________________________________________
(Telephone Number)

______________________________________________________________________
(Email Address)

______________________________________________________________ (Signature of Witness – if Shareholder is an Individual)
_______________________________________________________________
(Print name of Witness – if Shareholder is an Individual)